UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2007

MEDCO HEALTH SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-31312	22-3461740
(Commission File Number)	(I.R.S. Employer Identification No.)

100 Parsons Pond Drive, Franklin Lakes, NJ	07417
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 201-269-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Articles of Incorporation

On May 24, 2007, the shareholders of Medco Health Solutions, Inc. (the “Company”) approved a proposal to amend Article Seven of the Company’s Second Amended and Restated Certificate of Incorporation to provide for the phase-in of the annual election of directors. A proposal describing the amendment was included in the Company’s definitive proxy statement filed on April 16, 2007 with the U.S. Securities and Exchange Commission. The Company filed a Certificate of Amendment with regard to its Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on May 25, 2007. The text of the amendment is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Bylaws

On May 24, 2007, the Board of Directors of the Company, acting upon the recommendation of the Corporate Governance and Nominating Committee, approved and adopted the Second Amended and Restated Bylaws of Medco Health Solutions, Inc. The amended Bylaws address, inter alia, (i) the phase-in of the annual election of directors and (ii) various forms of communications via electronic transmission.

The preceding is qualified in its entirety by reference to the Second Amended and Restated Bylaws of Medco Health Solutions, Inc., which are attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description
3.1	Amendment to the Second Amended and Restated Articles of Incorporation of Medco Health Solutions, Inc. as of May 24, 2007

3.2	Second Amended and Restated Bylaws of Medco Health Solutions, Inc. as of May 24, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDCO HEALTH SOLUTIONS, INC.

Date: May 30, 2007	By:	/s/ David S. Machlowitz
David S. Machlowitz
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amendment to the Second Amended and Restated Articles of Incorporation of Medco Health Solutions, Inc. as of May 24, 2007

3.2	Second Amended and Restated Bylaws of Medco Health Solutions, Inc. as of May 24, 2007